Exhibit 5.1

TOP Ships Inc.

20 Iouliou Kaisara Str,
19002 Paiania, Athens, Greece

May 13, 2026

Re: TOP Ships Inc: Exhibit 5.1 Opinion.

Ladies and Gentlemen:

We have acted as counsel to TOP Ships Inc., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form F-1 (File No. 333-295332) (the “Registration Statement”), as publicly filed with the U.S. Securities and Exchange Commission on the date hereof, under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the public offering (the “Offering”) of up to $10,000,000 of the Company’s units (the “Units”), each Unit consisting of (i) one common share, par value $0.01 per share (“Common Share”) of the Company, which Common Shares include preferred stock purchase rights (the “Preferred Stock Purchase Rights”) (such Common Shares issued as part of Units, the “Unit Shares”) or one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”) and (ii) one and one-half warrants, with each whole warrant entitling the holder thereof to purchase one Common Share at the exercise price then in effect (the “Class D Purchase Warrants”, and together with the Pre-Funded Warrants, the “Warrants”). The Registration Statement also covers the registration of (i) the Common Shares underlying the Warrants (the “Warrant Shares”), (ii) warrants to purchase Common Shares (the “PA Warrants”) that will be issued to the placement agent (the “Placement Agent”) in connection with the Offering, and (iii) the Common Shares underlying the PA Warrants (the “PA Warrant Shares”).

As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (as amended or supplemented, the “Prospectus”) included in the Registration Statement; (iii) the form of securities purchase agreement (the “Securities Purchase Agreement”) to be entered into between the Company and certain purchasers of the Units, (iv) the form of placement agent agreement (the “Placement Agent Agreement”) to be entered into between the Company and the Placement Agent in connection with the Offering; (v) the form of Warrants and PA Warrants; (vi) Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, as of September 22, 2016 (the “Rights Agreement”), relating to the Preferred Stock Purchase Rights; (vii) the Company’s third amended and restated articles of incorporation (the “Articles”) and the amended and restated bylaws of the Company (as amended to date); and (viii) such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (i) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents; (ii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies; (iv) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete; and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company; (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; and (iii) all securities will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the Republic of the Marshall Islands and the State of New York in respect of which we are opining).

We have further assumed that at or prior to the time of the delivery of any of the Warrant Shares or PA Warrant Shares, there will not have occurred any change in the law or the facts affecting the validity of the Warrant Shares or PA Warrant Shares.

This opinion letter is limited to Marshall Islands law and New York law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based upon and subject to the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Units, the Unit Shares, the Warrants and the Warrant Shares have been duly authorized by the Company.

2.	The PA Warrants and the PA Warrant Shares have been duly authorized by the Company.

3.	The Unit Shares, when issued, sold and paid for as contemplated in the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

4.	When the Units and Warrants are issued and delivered as contemplated in the Securities Purchase Agreement and the Prospectus, the Units and Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles or other law relating to or affecting creditors’ rights generally and general principles of equity.

5.	Assuming the Warrants are issued and delivered as contemplated in the Securities Purchase Agreement and the Prospectus, the Warrant Shares, when issued, delivered and paid for upon the exercise of such Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

6.	When the PA Warrants are issued and delivered as contemplated in the Placement Agency Agreement and the Prospectus, the PA Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles or other law relating to or affecting creditors’ rights generally and general principles of equity.

7.	Assuming the PA Warrants are issued and delivered as contemplated in the Placement Agency Agreement and the Prospectus, the PA Warrant Shares, when issued, delivered and paid for upon the exercise of such PA Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

8.	When the Unit Shares, Warrant Shares and PA Warrant Shares are issued, sold and paid for as contemplated in the Prospectus, the Securities Purchase Agreement, the Warrants and the PA Warrant, the related Preferred Share Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

We hereby consent to the discussion of this opinion in the Registration Statement and Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters”, “Tax Considerations-United States Federal Income Tax Consequences-United States Federal Income Taxation of U.S. Holders” and “Tax Considerations-Marshall Islands Tax Consequences” in the Registration Statement and Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP